UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2012

PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is information regarding Pilgrim's Pride Corporation pension and other postretirement benefits disclosed by JBS S.A. in their quarterly financial report submitted to the Comissão de Valores Mobiliários on August 14, 2012.

The information furnished in Item 7.01 and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any of Pilgrim's Pride Corporation's filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01        Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
99.1
Information regarding Pilgrim's Pride Corporation pension and other postretirement benefits disclosed by JBS S.A. in their quarterly financial report submitted to the Comissão de Valores Mobiliários on August 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:	August 15, 2012	By:	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1
Information regarding Pilgrim's Pride Corporation pension and other postretirement benefits disclosed by JBS S.A. in their quarterly financial report submitted to the Comissão de Valores Mobiliários on August 14, 2012.

Exhibit 99.1

PILGRIM'S PRIDE CORPORATION
PENSION AND OTHER POSTRETIREMENT BENEFITS
(Unaudited)

Defined Benefit Plans Obligations and Assets
The following tables provide reconciliations of the changes in the plans’ projected benefit obligations and fair value of assets as well as statements of the funded status, balance sheet reporting and economic assumptions for these plans:

	Twenty-Six Weeks Ended June 24, 2012
	Pension Benefits	Other Benefits
Change in projected benefit obligation:	(In thousands)
Projected benefit obligation, December 25, 2011	$167,931	$1,961
Service cost	25	—
Interest cost	4,136	48
Actuarial losses	11,946	140
Benefits paid	(3,104)	(83)
Projected benefit obligation, June 24, 2012	$180,934	$2,066

	Twenty-Six Weeks Ended June 24, 2012
	Pension Benefits	Other Benefits
Change in plan assets:	(In thousands)
Fair value of plan assets, December 25, 2011	$81,193	$—
Actual return on plan assets	2,775	—
Contributions by employer	4,321	83
Benefits paid	(3,104)	(83)
Fair value of plan assets, June 24, 2012	$85,185	$—

	June 24, 2012
	Pension Benefits	Other Benefits
Funded status:	(In thousands)
Funded status	$(95,749)	$(2,066)
Unrecognized net actuarial loss (gain)	41,992	(76)
Accrued benefit cost	$(53,757)	$(2,142)

	June 24, 2012
	Pension Benefits	Other Benefits
Amounts recognized in the balance sheet:	(In thousands)
Accrued benefit cost (current)	$(10,940)	$(167)
Accrued benefit cost (long-term)	(84,809)	(1,899)
Accumulated other comprehensive loss (income)	41,992	(76)
Net amount recognized	$(53,757)	$(2,142)

	June 24, 2012
	Pension Benefits	Other Benefits
Economic assumptions:
Discount rate	4.58%	4.59%
Rate of increase in compensation levels	3.00%	NA
The accumulated benefit obligation for all defined benefit plans was $183.0 million at June 24, 2012. All of the Company’s defined benefit plans had an accumulated benefit obligation in excess of plan assets at June 24, 2012.
Plan Assets
The following table reflects the pension plans’ actual asset allocations:

June 24, 2012
Cash and money market funds	—%
Equity securities	69%
Debt securities	31%
Total assets	100%
Absent regulatory or statutory limitations, the target asset allocation for the investment of the assets for our ongoing pension plans is 30% in debt securities and 70% in equity securities. The plans only invest in debt and equity instruments for which there is a ready public market. We develop our expected long-term rate of return assumptions based on the historical rates of returns for equity and debt securities of the type in which our plans invest.
The fair value measurements of plan assets fell into the following levels of the fair value hierarchy:

	June 24, 2012
	Level 1	Level 2	Level 3	Total
	(In thousands)
Cash and money market funds	$102	$—	$—	$102
Equity securities	—	59,027	—	59,027
Debt securities	—	26,056	—	26,056
Total	$102	$85,083	$—	$85,185
The valuation of plan assets in Level 2 is determined using a market approach based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for substantially the full term of the financial instrument. Level 2 securities primarily include equity and fixed income securities funds.
Benefit Payments
The following table reflects the benefits as of June 24, 2012 expected to be paid through 2021 from our pension and other postretirement plans. Because our pension plans are primarily funded plans, the anticipated benefits with respect to these plans will come primarily from the trusts established for these plans. Because our other postretirement plans are unfunded, the anticipated benefits with respect to these plans will come from our own assets.

	Pension Benefits	Other Benefits
	(In thousands)
June 27, 2012 through December 30, 2012	$5,542	$83
2013	10,796	168
2014	10,666	170
2015	10,250	171
2016	10,368	171
2017-2021	49,860	817
Total	$97,482	$1,580
We anticipate contributing $9.9 million and $0.2 million to our pension and other postretirement plans, respectively, during 2012.
Unrecognized Benefit Amounts in Accumulated Other Comprehensive Loss (Income)
The amounts in accumulated other comprehensive income (loss) that were not recognized as components of net periodic benefits cost and the changes in those amounts are as follows:

	Twenty-Six Weeks Ended June 24, 2012
	Pension Benefits	Other Benefits
	(In thousands)
Net actuarial loss (gain), December 25, 2011	$31,108	$(217)
Amortization	(831)	1
Liability loss	11,564	140
Asset loss	151	—
Net actuarial loss (gain), June 24, 2012	$41,992	$(76)